UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

MAISON SOLUTIONS INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No Fee Required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

MAISON SOLUTIONS INC.

127 N Garfield Avenue
Monterey Park, CA 91754
(718) 673-6078

NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Maison Solutions Inc.,

This Notice and accompanying Information Statement is being furnished to the stockholders of shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), of Maison Solutions Inc. (the “Company”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an action taken by the holders of a majority of the issued and outstanding voting securities of the Company (the “Majority Stockholders”). The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the Majority Stockholders, dated as of October 19, 2025, in lieu of a meeting, and which will be effective at least twenty (20) calendar days from the first date of mailing this Information Statement. The written consent of Stockholders in lieu of a meeting authorizes the following corporate actions (together, the “Corporate Actions”):

(1)	As required by and in accordance with Nasdaq Listing Rule 5635(d), the future issuance of the total maximum number of all shares of Class A Common Stock of the Company (up to 340,162,976 shares) issuable upon conversion of all Senior Secured Convertible Promissory Notes, whether currently issued or to be issued in the future, which may be issued under the terms of the Securities Purchase Agreement dated September 28, 2025 and entered into by and between the Company and the investor named therein (the “Convertible Note Share Issuance”).

(2)	One or more reverse stock splits of the Company’s Class A Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-100, to be implemented at a date no later than June 30, 2026, with the exact ratio, record date, and effective time and date of such reverse stock split(s) to be as later determined by the Board of Directors of the Company in its sole discretion, together with the amendment of the Company’s Certificate of Incorporation as necessary to implement the reverse stock split(s) (the “Reverse Split”).

(3)	As required by and in accordance with Nasdaq Listing Rule 5635(c) the issuance of 760,000 shares of the Company’s Class B Common Stock to Golden Tree USA Inc. as compensation for management services rendered (the “Compensation Share Issuance”)

The Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of soliciting proxies or consents from additional stockholders in connection with these actions.

This Information Statement is being delivered in lieu of notice of a meeting of stockholders pursuant to Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

The consent we have received constitutes the only stockholder approval required under the DGCL, our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, to approve the Company’s actions in connection with the Share Issuance, the Reverse Split, and the Compensation Issuance

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY IN CONNECTION WITH THIS ACTION

The effectiveness of the Majority Stockholders’ approval of the Share Issuance shall automatically take effect on the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of November 6, 2025, which we refer to as the “Record Date”.

By order of the Board of Directors:

John Xu
Chief Executive Officer
November 3, 2025

INFORMATION STATEMENT
OF
MAISON SOLUTIONS INC.

November 3, 2025

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY IN CONNECTION WITH THIS ACTION

Maison Solutions Inc., a Delaware corporation, with its principal executive offices located at 127 N Garfield Avenue, Monterey Park, CA 91754, is sending you this Information Statement to notify you of an action that the holders of a majority of the issued and outstanding voting securities of the Company (the “Majority Stockholders”) have taken by written consent in lieu of a special meeting of stockholders.

References in this Information Statement to the “Company, “we,” “our,” “us,” are to Maison Solutions Inc. and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Class A Common Stock held of record by them. We are distributing this Information Statement in full satisfaction of any notice requirements it may have under Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Delaware law.

INTERNET AVAILABILITY OF INFORMATION STATEMENT

We are using the internet as the primary means for furnishing this Information Statement on Schedule 14C to stockholders. Consequently, most stockholders will not receive paper copies of this Information statement. We will instead send these stockholders a Notice of Internet Availability with instructions for accessing this Information Statement on Schedule 14C online, The Notice of Internet Availability also provides information on how stockholders may obtain paper copies of our Information Statement on Schedule 14C if they so choose. We encourage stockholders to take advantage of the online availability of information statement materials, as we believe it helps in conserving natural resources and reduces our printing and mailing costs.

ACTIONS TAKEN

This Information Statement contains a description of the actions approved by the members of the Board of Directors of the Company and stockholders holding 80.66% of the voting power of the outstanding shares of our capital stock (the “Majority Stockholders”).

I.	The Convertible Note Share Issuance

Description of Senior Secured Convertible Notes

The following summary of the terms of the Purchase Agreement, the Notes, the Security Agreement and the Registration Rights Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by the provisions of such agreements which were filed as exhibits to the Company’s Form 8-Ks filed with the SEC on September 29, 2025 and October 2, 2025.

On September 28, 2025, the entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor” or “Holder”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, Senior Secured Convertible Promissory Notes (the “Notes”) in a total principal amount of up to $70 million. Under the Purchase Agreement, on October 1, 2025, the Company issued an initial note to the Investor in the principal amount of $3,000,000 for a purchase price of $2,745,000 (the “Initial Note”). In addition, during the three (3) years following the initial closing of the Purchase Agreement, additional Notes may, at the election of the Investor, be purchased from time to time up to a maximum additional aggregate principal amount of either $4 million or $67 million, in each case, subject to the satisfaction or waiver of certain conditions. In the event that the Company conducts a Cryptocurrency Related Business Transaction (as defined below) within one hundred and eighty (180) calendar days of the date of the Purchase Agreement, the Investor will have the right to purchase up to an aggregate of $4.0 million in additional Notes. If a Cryptocurrency Related Business Transaction does not occur within 180 days of the Purchase Agreement, the Investor will have the right to purchase up to a total aggregate of $67 million in additional Notes. A “Cryptocurrency Related Business Transaction” is any acquisition of, or merger, share exchange, or similar transaction with, an entity focused principally on the acquisition of cryptocurrencies and related assets by the Company or any subsidiary of the Company, so long as such acquisition, merger, share exchange, or similar transaction occurs contemporaneously with the deployment of not less than $100 million in capital in or through the Company or any subsidiary. Subject to certain market, collateral value, and equity market conditions, and so long as the outstanding principal balance of all Notes is less than $1 million, the Company may, at its option, require the Investor to purchase up to $4 million in additional Notes at any one time during the three (3) years following the initial closing of the Purchase Agreement.

The Company is required to use at least 90% of all net proceeds received from the purchase and sale of the Notes to acquire World Coin (WLD), Solana (SOL), or any other form of cryptocurrency that the Company and the Investor have mutually agreed upon in writing, to be held as a treasury asset for the Company’s balance sheet. The Notes feature an original issue discount of eight and a half percent (8.5%), bear interest at a rate of eight percent (8%) per year, and mature on the second (2nd) anniversary of the date of issuance. Interest payments are required to be paid monthly and may be paid in cash or, subject to the satisfaction of certain equity market conditions, in shares of Class A Common Stock of the Company valued at the conversion price of the Notes then in effect. The Notes will be convertible to Class A Common Stock of the Company at price equal to lower of (i) the Nasdaq “Minimum Price” (as defined in Nasdaq Rule 5635(d)) as of the date of issuance of each Note and (ii) 90% of the lowest daily volume weighted average price of the Company’s Class A Common Stock during the ten (10) consecutive trading days preceding the conversion notice (the “Conversion Price”). In no event, however, shall the Notes be convertible at a price less than the floor price equal to 20% of the Nasdaq “Minimum Price” as of the date of issuance of the Initial Note (the “Floor Price”). The Investor’s conversions of the Notes will be limited such that no conversion may be made to the extent that aggregate number of shares of the Company’s Class A Common Stock then beneficially owned by the Holder (together with its affiliates) would exceed 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of Class A Common Stock outstanding immediately after giving effect to the conversion. The Holder has the right to increase the Beneficial Ownership Limitation, upon no less than 61 days’ prior notice, up 9.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the conversion.

The Notes provide for customary events of default which include, among others, nonpayment of principal or interest, breach of covenants, failure to timely deliver shares of Class A Common Stock issuable upon conversion of the Notes, failure pay redemption payments if and when required under the Notes, certain bankruptcy or insolvency events, certain change of control transactions, the failure of the Company to file certain required reports under the Exchange Act of 1934, as amended (the “Exchange Act”), any defaults under the Purchase Agreement, default by the Company on any of its obligations under any other indebtedness exceeding $250,000, and certain final judgements for payment of money are rendered against the Company. Upon an event of default that is continuing, the Holder of the Notes will have the right to convert all or any portion of the Note at a price equal to the Alternate Conversion Price, which is defined as the lower of (i) the Conversion Price and (ii) 90% of the lowest trading price of the Company’s Class A Common Stock during the ten (10) consecutive trading days preceding the conversion notice (subject to the Floor Price).

At the option of the Investor, the Notes will be subject to mandatory redemption by the Company at price equal to 125% of the balance owing thereunder in the event of a default under the Notes or other transaction documents, or upon a change in control of the Company or certain other fundamental transactions. The Company may, at its option and upon no less than 10 days or more 50 days advance notice, redeem the Notes in full at a price equal to 125% of the balance owing thereunder.

Pursuant to the terms of the Purchase Agreement, and in compliance with the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”), the Company is required to obtain approval from the stockholders of the Company for the issuance of all shares of Class A Common Stock of the Company which may be issuable upon conversion of all Notes which are, or may be, sold under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Notes, at any time while any Notes remain outstanding, the Company will be prohibited, without the prior written consent of the Investor, from issuing any notes (other than those contemplated by the Purchase Agreement) and from issuing any securities that cause a breach or default under the Notes. The Company is also prohibited from issuing or selling any shares of common stock or convertible securities for the period commencing on the date of the Purchase Agreement, through, and including, the twentieth (20th) trading day immediately following the date on which the Securities and Exchange Commission (the “SEC”) declares the registration statement registering the resale of all shares issuable under the Notes effective.

The Purchase Agreement also contains customary representations, warranties, certain affirmative and negative covenants (including restrictions on the Company’s ability to incur indebtedness, permit liens, make dividends or distributions, consummate investments and consummate certain affiliate transactions), indemnification rights and obligations of the parties. The Notes and the shares of the Company’s Class A Common Stock will be issued in a private placement transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) thereunder.

The Company’s obligations under the Notes are secured by a lien on all assets of the Company, including all cryptocurrencies purchased with the proceeds of the Notes, under the terms of a Pledge and Security Agreement to be entered into as of the date of the initial closing(the “Security Agreement”). The Security Agreement contains customary covenants and restrictions, including prohibitions on the granting of additional liens on any collateral or the transfer or sale of collateral other than in the ordinary course of business. Under the terms of the Security Agreement, all cryptocurrencies acquired by the Company with the proceeds of the Notes are held for security in a blocked custodial account to be administered by an appointed custodian acting on behalf of the Note holders. Cryptocurrencies held under the control the Note holders in the blocked custodial account may not be sold or transferred for so long as any Notes remain outstanding.

On September 28, 2025, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company agreed to register the resale of all shares of Class A Common Stock issuable upon conversion of the Notes. The Registration Rights Agreement requires, among other things, the Company to file an initial resale registration statement covering the conversion shares with the SEC within 30 calendar days after the initial closing date. The Company is obligated to use its best efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than the 90th calendar day following the closing date (the “Effectiveness Deadline”). However, in the event the Company is notified by SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline will be accelerated to the 2nd business day following the date on which the Company is so notified if such date precedes the initial Effectiveness Deadline.

Action Authorized and Approved

The action that was taken on October 19, 2025 by the Majority Stockholders was the approval of the future issuance of up to the total maximum number of all shares of Class A Common Stock of the Company (up to 340,162,976 total shares) issuable upon conversion of all Notes, whether currently issued or to be issued in the future, which may be issued under the terms of the Purchase Agreement. The Majority Stockholders collectively held 13,600,000 shares of Class A Common Stock and 2,240,000 shares of Class B Common Stock as of October 19, 2025.

Purpose of Approval

Since the total number of shares issuable upon conversion of the Notes could be deemed a “20% Issuance,” the Company needed to obtain shareholder approval of the future issuance of the conversion shares in order to comply with Nasdaq Listing Rule 5635(d). A “20% Issuance” is a transaction involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) which, alone or together with sales by officers, directors or substantial stockholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

II.	The Reverse Split

Action Authorized and Approved

The action that was taken on October 19, 2025 by the Majority Stockholders was the approval of one or more reverse stock splits of the Company’s Class A Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-100, to be implemented at a date no later than June 30, 2026, with the exact ratio, record date, and effective time and date of such reverse stock split(s) to be as later determined by the Board of Directors of the Company in its sole discretion, together with the amendment of the Company’s Certificate of Incorporation as necessary to implement the reverse stock split(s).

Purpose of Approval

On July 10, 2025, the Company received a letter (the “Nasdaq Staff Deficiency Letter”) from Nasdaq indicating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until January 6, 2026, to regain compliance. The Nasdaq Staff Deficiency Letter states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(a)(2) if at any time before January 6, 2026 (the “Compliance Period”), the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days. The Nasdaq Staff Deficiency Letter had no immediate effect on the listing or trading of the Company’s common stock.

If the Company does not regain compliance with Rule 5550(a)(2) within the Compliance Period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, for example, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq would notify the Company that its securities would be subject to delisting. In the event of such a notification, the Company may appeal the Nasdaq staff’s determination to delist its securities. There can be no assurance that the Company will be eligible for the additional 180 calendar day compliance period, if applicable, or that the Nasdaq staff would grant the Company’s request for continued listing subsequent to any delisting notification.

Since the issuance of the Nasdaq Staff Deficiency Letter, the daily market closing prices for our common stock have largely remained below $1.00. Although our common stock has, on several days, closed at a market price at or above $1.00, it has not done so for 10 consecutive business days. Accordingly, the Majority Shareholders have acted to vest the Board of Directors with appropriate authority to implement a reverse split of our common stock if and when they deem it necessary or appropriate. Majority shareholder approval of a reverse stock split is required under Section 242 of the DGCL.

The Reverse Split was approved by the holders of a majority of our issued and outstanding Class A Common Stock, as well as by the holders of a majority of our outstanding overall shareholder voting power.

III.	The Compensation Share Issuance

Action Authorized and Approved

The action that was taken on October 19, 2025 by the Majority Stockholders was the approval of the issuance of 760,000 shares of the Company’s Class B Common Stock to Golden Tree USA Inc. as compensation for management services rendered. Our founder and Chief Executive Officer, John Xu, owns 100% of Golden Tree USA, Inc. The issuance of these shares to Mr. Xu’s holding company was approved by the Compensation Committee of the Company’s Board of Directors, which is comprised solely of independent directors.

Purpose of Approval

Nasdaq Listing Rule 5635(c) requires majority shareholder approval of all equity compensation arrangements.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our Class A Common Stock as of the Record Date. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholders described above will become effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of the voting power of our outstanding capital stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the actions described above.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Company’s founder, Director, and Chief Executive Officer, John Xu, owns 100% of Golden Tree USA, Inc., the entity which will receive the 760,000 shares of the Company’s Class B Common Stock to be issued as compensation for management services rendered. No other person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, no nominee for election as a director, and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any of the actions approved by the Majority Stockholders.

OUTSTANDING VOTING SECURITIES

The Company’s authorized capital stock consists of: (i) one hundred fifty million (150,000,000) shares of Class A Common Stock; (ii) three million (3,000,000) shares of Class B Common Stock; and (iii) five million (5,000,000) shares of Preferred Stock. All classes of capital stock have a par value of $0.0001 per share.

As of the date of this Information Statement, there were 22,229,652 shares of Class A Common Stock issued and outstanding, held by six (6) stockholders of record; 2,240,000 shares of Class B Common Stock issued and outstanding, held by one (1) stockholder, and no shares of Preferred Stock issued and outstanding.

Each holder of our Class A Common Stock is entitled to one (1) vote per share, and each holder of our Class B Common Stock is entitled to ten (10) votes per share, on all matters submitted to a vote of the stockholders. The holders of our Class A and Class B Common Stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our amended and restated Certificate of Incorporation. Delaware law could require either holders of our Class A Common Stock or Class B Common Stock to vote separately as a single class in the following circumstances:

•	if we were to seek to amend our amended and restated Certificate of Incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•	if we were to seek to amend our amended and restated Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. The holders of our Class A and Class B Common Stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds. Each outstanding share of Class B Common Stock is convertible at any time at the option of the holder into one (1) share of Class A Common Stock. In addition, each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, which occurs after the completion of our initial public offering, except for certain permitted transfers further described in our amended and restated Certificate of Incorporation, including estate planning or charitable transfers where exclusive voting control with respect to the shares of Class B Common Stock is retained by the transferring holder, and transfers to affiliates or certain other related entities of the transferring holder.

All outstanding shares of our Class B Common Stock will convert automatically into shares of our Class A Common Stock at 5:00 p.m. New York City time on a date fixed by our board of directors that is not less than 60 days nor more than 180 days following the date the aggregate number of shares of our Class B Common Stock then outstanding ceases to represent at least 5% of the aggregate number of all shares of our common stock then outstanding. In addition, each share of Class B Common Stock held by our John Xu, our Chief Executive Officer, (or any of Mr. Xu’s permitted transferees) will automatically convert into one share of Class A Common Stock at 5:00 p.m. New York City time on a date fixed by our board of directors that is not less than 60 nor more than 180 days following the death or disability of Mr. Xu. Once converted into Class A Common Stock, the Class B Common Stock may not be reissued.

In the event of our liquidation, dissolution, or winding up, holders of our Class A and Class B Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. Holders of our Class A and Class B Common Stock have no pre-emptive, conversion (except as noted above), or subscription rights, and there are no redemption or sinking fund provisions applicable to our Class A Common Stock or Class B Common Stock. All of the outstanding shares of our Class A and Class B Common Stock are fully paid and non-assessable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Information Statement, regarding the beneficial ownership of our Class A Common Stock and Class B Common Stock by:

●	each person known by us to beneficially own more than 5% of our Common Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or have the right to acquire such powers within 60 days. We have based percentage ownership of our Common Stock and percentage of voting power held on 22,229,652 shares of our Class A Common Stock and 2,240,000 shares of our Class B Common Stock outstanding. Unless noted otherwise, the corporate address of each person listed below is 127 N Garfield Avenue, Monterey Park, California 91754.

	Common Stock Beneficially Owned				% of
	Class A		Class B		Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power
5% Stockholders:
Stratton Arms Holding, LLC(1)(4)	13,600,000	61.80%	—	—	30.47%
Amsterdam NYC Fund, LP(2)(4)	3,200,000	14.40%	—	—	7.17%
Golden Tree USA, Inc(3)(4)	—	—	2,240,000	100%	50.19%

Executive Officers and Directors:
John Xu(4)	13,600,000	61.18%	2,240,000	100%	80.66%
Xi (Jacob) Cao	—	—	—	—	—
Alexandria M. Lopez	—	—	—	—	—
Bin Wang	—	—	—	—	—
Mark Willis	—	—	—	—	—
Dr. Xiaoxia Zhang	—	—	—	—	—
Executive Officers and Directors as a group (6 persons)	13,600,000	61.18%	2,240,000	100%	80.66%

*	Represents less than 1%
(1)	Stratton Arms Holding, LLC owns 50% of the partnership interest of Amsterdam NYC Fund, LP and acts as the general partner of Amsterdam NYC Fund, LP. Stratton Arms Holding, LLC is deemed to be the beneficial owner of 3,200,000 Class A Common Stock held indirectly through its ownership in Amsterdam NYC Fund, LP. The address of Stratton Arms Holding, LLC is 3901 Main Street Ste 501, Flushing, NY 11354.
(2)	The address of Amsterdam NYC Fund, LP is 3901 Main Street Ste 501, Flushing, NY 11354.
(3)	The address of Golden Tree USA, Inc is 3901 Main Street Ste 501, Flushing, NY 11354.
(4)	John Xu is 100% owner of Stratton Arms Holding, LLC and Golden Tree USA, Inc. John Xu has sole voting and dispositive power over the shares owned by Stratton Arms Holding, LLC and Golden Tree USA, Inc. John Xu is the Chairman of the Board and Chief Executive Officer of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this Information Statement and include information concerning possible or assumed future results of our operations, including statements about securities offering; potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions ‘and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Information Statement. All subsequent written and oral forward-looking statements concerning other matters addressed in this Information Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate information statements and similar future documents to the Company at the following address: Maison Solutions, Inc., 127 N Garfield Avenue, Monterey Park, CA 91754, (718) 673-6078.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

THIS INFORMATION STATEMENT IS DATED NOVEMBER 3, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

You should rely only on the information provided in this Information Statement. We have not authorized any person to provide information other than that provided herein.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Class A Common Stock.

John Xu
Chief Executive Officer
November 3, 2025

Important Notice Regarding the Availability of Information Statement Materials

MAISON SOLUTIONS INC.

127 N Garfield Avenue, Monterey Park, CA 91754

You are receiving this communication because you hold securities in Maison Solutions Inc. (the “Company”). The Company has released an information statement on Schedule 14C (the “Information Statement”) regarding the approval of: (i) the future issuance of the total maximum number of all shares of Class A Common Stock of the Company (up to 340,162,976 shares) issuable upon conversion of all Senior Secured Convertible Promissory Notes, whether currently issued or to be issued in the future, which may be issued under the terms of the Securities Purchase Agreement dated September 28, 2025; (ii) one or more reverse stock splits of the Company’s Class A Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-100, to be implemented at a date no later than June 30, 2026, with the exact ratio, record date, and effective time and date of such reverse stock split(s) to be as later determined by the Board of Directors of the Company in its sole discretion, together with the amendment of the Company’s Certificate of Incorporation as necessary to implement the reverse stock split(s); and (iii) the issuance of 760,000 shares of the Company’s Class B Common Stock to Golden Tree USA Inc. as compensation for management services rendered.

In accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, holders of a majority of the issued and outstanding voting securities of the Company have approved these actions by written consent dated October 19, 2025.

The Information Statement is available for your review.

The Information Statement is being made available for your review in lieu of notice of a meeting of stockholders pursuant to Section 228(e) of the Delaware General Corporation Law.

This notice provides instructions on how to access the MAISON SOLUTIONS INC. materials for informational purposes only. It is not a form for voting and presents only an overview of the Information Statement regarding the Amendment, which contains important information and is available, free of charge, on the Internet or by mail. We encourage you to access and review closely the Maison Solutions Inc. Information Statement.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY IN CONNECTION WITH THIS ACTION

You may view the Information Statement online at https://investors.maisonsolutionsinc.com or request a paper or e-mail copy (see reverse side). Please make your request for a paper copy on or before November 10, 2025 to facilitate timely delivery.

See the reverse side for instructions on how to access materials.

— How to Access the Materials —
Materials Available to VIEW or RECEIVE:

Information Statement

How to View Online:

Visit: https://investors.maisonsolutionsinc.com and click on the link that reads, “DEF 14C” under the heading, “Latest Filings” or on the website hosted by the U.S. Securities and Exchange Commission at: www.sec.gov.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY TELEPHONE:	626-737-5888
2) BY E-MAIL:	info@maisonsolutionsinc.com

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS NOTICE WILL ENABLE YOU TO ACCESS
MATERIALS FOR INFORMATIONAL PURPOSES ONLY